UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 14, 2006

    Congaree Bancshares, Inc.
(Exact name of registrant
as specified in its charter)

South Carolina	333-131931	20-3863936
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3618 Sunset Boulevard, West Columbia, South Carolina       29169
     (Address of principal executive offices)                        (Zip Code)

Registrant's telphone number, including area code:  (803) 461-0165

Not Applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

        On September 14, 2006, Congaree Bancshares, Inc. (the “Company”), a South Carolina corporation, entered into an employment agreement with Charlie T. Lovering as Executive Vice President and Chief Financial Officer of the Company and its wholly owned subsidiary, Congaree State Bank (in organization) (the “Bank”).

        Mr. Lovering’s agreement is for a term of three years and will automatically extend for additional one year terms unless the Company delivers a notice of termination at least six months prior to the end of the current term. He is entitled to a base salary of $105,000 per year, which may be increased annually by the board of directors. Mr. Lovering is also:

•	eligible to receive a cash bonus equaling up to 50% of the pervious years salary and compensation if the Bank achieves certain performance levels established by the board of directors from time to time;

•	entitled to purchase a number of shares of common stock equal to 2.5%of the number of shares sold in the initial public offering for $10.00 per share. The award agreement for the stock option will provide that one-fifth of the shares subject to the option will vest on each of the first five anniversaries of the opening date of the Bank, but only if Mr. Lovering remains employed by the Company or one of its subsidiaries on such date, and will contain other customary terms and conditions;

•	entitled to participate in the Company's retirement, health, welfare, and other benefit programs;

•	entitled to a $500,000 life insurance policy payable to his spouse and heirs; and

•	entitled to reasonable car allowance not to exceed $750 per month.

        Pursuant to the terms of the employment agreement, Mr. Lovering is prohibited from disclosing the Company’s trade secrets or confidential information. If the Company terminates his employment without cause, he will be entitled to severance equal to 12 months of his then base salary. In addition, following a change in control, if he terminates his employment for a good reason within a 90-day period beginning on the 30th day following a change in control or within a 90-day period beginning on the one year anniversary of the change in control, he will be entitled to severance equal to 18 months of his then base salary. Finally, during employment and for a period of 12 months thereafter, Mr. Lovering may not, subject to limited exceptions, (a) compete with us by forming, serving as an organizer, director, or officer of, or acquiring or maintaining an ownership interest in, a depository financial institution or holding company of a depository financial institution, if the depository institution or holding company has one or more offices or branches within our territory, (b) solicit our customers for a competing business, or (c) solicit our employees for a competing business.

        A foregoing was a summary of the material terms of the employment agreement with Mr. Lovering and is qualified in its entirety by reference to the provisions of the agreement, which is attached hereto as Exhibit 10.1.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

    (c)        Exhibits.

        The following exhibit is filed as part of this report:

Exhibit
Number	Description

Exhibit 10.1	Employment Agreement between Congaree Bancshares, Inc. and
Charlie Lovering dated September 14, 2006.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONGAREE BANCSHARES, INC.

By: /s/ F. Harvin Ray, Jr. Name: F. Harvin Ray, Jr. Title: Chief Executive Officer

Dated:  September 14, 2006

Exhibit Index:

Exhibit 10.1	Employment Agreement between Congaree Bancshares, Inc. and Charlie Lovering dated
September 14, 2006.